Exhibit 10.1

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of January 10, 2023, by and among (i) Western Acquisition Ventures Corp., a Delaware corporation (“WAV”), (ii) Cycurion, Inc., a Delaware corporation (“Cycurion”), and (iii) Alpha Capital Anstalt ( the “Investor”). Each of WAV, Cycurion, and Investor is individually referred to herein as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, WAV is a special purpose acquisition company, also known as a blank check company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, WAV has entered into an Agreement and Plan of Merger, dated as of November 21, 2022 (the “Business Combination Agreement”), by and among WAV, WAV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of WAV, and Cycurion, pursuant to which Merger Sub will merge with and into Cycurion with Cycurion surviving the merger as a wholly-owned subsidiary of the Company (the “Business Combination”), and WAV will be re-named “Cycurion, Inc.” upon the consummation of the Business Combination (the “BC Closing”) (Cycurion, Inc., as the post-combination company shall be referred to herein as the “Company”), and WAV intends to file a Preliminary Proxy Statement or a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “Commission”);

WHEREAS, WAV has filed a Proxy Statement in connection with a Special Meeting of Stockholders to approve an extension of the time in which WAV may consummate an initial business combination (the “Extension,” and the Special Meeting of Stockholders to approve the Extension, the “Extension Meeting”); and

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which the Company shall purchase from the Investor, and the Investor may sell and transfer to the Company, in each case, subject to the conditions set forth herein, certain shares of Common Stock (as defined herein) of WAV, which the Investor intends to purchase in the open market including from redeeming stockholders of WAV and to not redeem prior to the consummation of the Extension and the BC Closing (the “Shares”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1)	Sale of Shares; Shares Purchase and Sale; Closing; Fees.

a)             Forward Share Purchase. Subject to the conditions set forth in Section 4, on the date that is 12 months after the BC Closing; provided that, the Investor, at the Investor’s sole discretion, may accelerate such date to any of six (6) months after the BC Closing and nine (9) months after the BC Closing by providing notice to the Company of its election to so accelerate at least two (2) calendar days prior to such date (any such date, the “Put Date”), the Investor may elect to sell and transfer to the Company, and the Company shall purchase from the Investor, up to that number of Shares that are then held by the Investor, but not to exceed 300,000 Shares in the aggregate unless otherwise agreed to in writing by all Parties, at a price per Share equal to the Redemption Price (as defined in Section 9.2(a) of the Current Charter) (the “Shares Purchase Price”). Investor will attempt to notify the Company and the Escrow Agent (as defined herein) in writing at least five (5) Business Days (as defined herein) prior to the Put Date whether or not such Investor is exercising such Investor’s right to sell any of the Shares held by such Investor to the Company pursuant to this Agreement; provided that, if the Put Date is accelerated for any reason pursuant to the terms herein, then such notice may be delivered by Investor at any time after such acceleration event (each, a “Shares Sale Notice”). If Investor does not deliver a Shares Sales Notice at least five (5) Business Days prior to the Put Date in accordance with the immediately preceding sentence, Investor shall be deemed to have sold any remaining Shares to the Company pursuant to this Agreement. For the avoidance of doubt, this Agreement shall not apply to any Shares purchased by the Investor after the date of the BC Closing.

b)             Shares Closing. If a Shares Sale Notice is timely delivered by Investor to the Company and Escrow Agent, or, in the event Investor does not deliver a Shares Sales Notice in writing at least five (5) Business Days (as defined herein) prior to the Put Date, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice or then held by the Investor (the “Shares Closing”) shall occur no later than the Put Date. On the Put Date, each selling Investor shall deliver, or cause to be delivered, the Shares subject to the applicable Shares Sale Notice, or otherwise being sold by such selling Investor to the Company, free and clear of all liens and encumbrances to Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to (i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold by such selling Investor to the Company (with respect to any particular selling Investor, the “Investor Shares Purchase Price”), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall, (i) without delay, release from the Escrow Account to each selling Investor on the Put Date, for such selling Investor’s use without restriction, an amount equal to the applicable Investor Shares Purchase Price, and (ii) promptly deliver such sold Shares to the Company. Upon termination of the agreement governing the terms of the Escrow Account to be established in connection herewith, any interest accrued on the escrowed property shall be promptly released to the Investor. The Put Date may be accelerated by the Investor if (i) the Shares are delisted from a Qualified Exchange, (ii) the Agreement is terminated for any reason after the date redemption requests are due in connection with the stockholder vote to approve the Business Combination, or (iii) during any 30 consecutive trading day period following the closing of the Business Combination, the VWAP Price (as defined below) for 20 trading days during such period shall be less than $3.00 per Share. For purposes of this Agreement, the “VWAP Price” per Share shall be determined for any trading day or any specified trading period using the Rule 10b-18 volume weighted average price per share of Common Stock as reported via a Bloomberg Terminal by searching “WAV <Equity> AQR SEC” (or any successor thereto).

c)              Fees and Expenses. WAV shall reimburse Investor for all reasonable and necessary brokerage commissions incurred in connection with the Investor’ acquisition of Shares, in an amount not to exceed $0.05 per Share and $0.02 per disposition of each Share.

2)      Representations and Warranties of the Investor. Investor represents and warrants to WAV, Cycurion and the Company, severally and not jointly, as follows:

a)             Organization and Power. Such Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b)             Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor will constitute the valid and legally binding obligation of such Investor enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies ((i) and (ii) collectively, the “Enforceability Exceptions”).

c)             Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transactions”) other than disclosure reports regarding such transactions that such Investor is required to file in accordance with the terms of the Exchange Act (as defined below).

d)             Compliance with Other Instruments. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor and the other Investor of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on such Investor or any of the other Investor or its or their ability to consummate the Transactions.

e)             Disclosure of Information. Such Investor has had an opportunity to discuss WAV’s and the Company’s business, management and financial affairs, and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with WAV’s management.

f)              No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or written agreement delivered pursuant hereto, neither Investor nor any person acting on behalf of such Investor nor any of such Investor’s affiliates (collectively, the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Investor, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by WAV in Section 3 of this Agreement, in any certificate or written agreement delivered pursuant hereto and in any public filings, the Investor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the WAV Parties (as defined below).

3)      Representations and Warranties of WAV. WAV and Cycurion represent and warrant to the Investor, severally and not jointly, as follows:

a)              Organization and Corporate Power. WAV is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. Except for the wholly owned subsidiary WAV Merger Sub Inc., a Delaware corporation, established specifically in connection with the business combination and which has no other purpose or business, as of the date hereof, WAV has no subsidiaries.

b)             Authorization. All corporate action required to be taken by WAV’s Board of Directors (the “WAV Board”) in order to authorize WAV to enter into this Agreement has been taken. This Agreement, when executed and delivered by WAV, shall constitute the valid and legally binding obligation of WAV, enforceable against WAV in accordance with its term, subject to the effect of the Enforceability Exceptions.

c)              Disclosure. WAV has not disclosed to the Investor material non-public information with respect to WAV or the Business Combination, other than any such information that shall be publicly disclosed by WAV either by the issuance of a press release or the filing with the Commission a Current Report on Form 8-K, in each case, by 9:00 a.m., Eastern Time on the first Business Day immediately following the date that the Parties enter into this Agreement. Such public disclosure shall disclose the name of the Investor as having entered into the Agreement.

d)             Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of WAV in connection with the consummation of the Transactions, other than disclosure reports regarding such transactions WAV is required to file in accordance with the terms of the Exchange Act.

e)             Compliance with Other Instruments. The execution, delivery and performance by WAV of this Agreement and the consummation by WAV of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on WAV or its ability to consummate the Transactions.

f)              Adequacy of Financing. The Company will have available to it sufficient funds to satisfy its obligations under this Agreement.

g)             SEC Filings. To WAV’s and Cycurion’s knowledge, none of WAV’s or Cycurion’s reports and other filings with the Commission, or disclosure therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. WAV and Cycurion have and will comply with the Securities and Exchange Commission’s Compliance and Disclosure Interpretation No. 166.01 for all relevant public disclosure in connection with this Agreement and the transactions contemplated hereby.

h)             Minimum Shares Outstanding. WAV represents and warrants that, provided that the total number of Shares beneficially owned by the Investor as of the date of the BC Closing does not exceed 300,000 shares, such Shares will represent less than 9.9% of the total number of outstanding shares of the Company as of the date of the BC Closing.

i)              No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or written agreement delivered pursuant hereto or in any public filings, neither WAV or any person on behalf of WAV nor any of WAV’s affiliates (collectively, the “WAV Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to WAV, the Company, the Transactions or the Business Combination, and the WAV Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Investor in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the WAV Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Investor Parties.

4)	Additional Agreements.

a)              No Redemptions; No Tenders; No Voting. Investor agrees that in the event Investor purchases Shares of Common Stock in connection herewith, Investor shall purchase such shares at a price per share no higher than the Redemption Price and not to, (i) request redemption of any of the Shares in conjunction with the Extension or the closing of the Business Combination except as may be required to not exceed the Beneficial Ownership Limit, (ii) tender the Shares to WAV in response to any redemption or tender offer that WAV may commence for shares of its common stock, par value $0.0001 per share (the “Common Stock”) in conjunction with the vote to approve the Extension or the Business Combination, or (iii) vote such Shares in favor of approving the Business Combination transaction.

b)             Option to Purchase Additional Shares and Certain Derivatives. WAV hereby acknowledges and agrees that nothing in this Agreement shall prohibit the Investor from purchasing from third parties prior to the BC Closing additional shares of Common Stock, or any warrants, convertible notes or options (including puts or calls) of WAV all of which shares shall be deemed and treated as “Shares” subject to this Agreement; provided that the aggregate number of Shares beneficially owned by the Investor and subject to Sections 1 and 4(c) shall not exceed 300,000 shares of Common Stock; and provided, further, that no such purchases may directly or indirectly cause the Investor to be unable to comply with the terms and obligations hereunder, including because such additional purchases of securities would cause the Investor, taken as a group, to beneficially own securities in excess of the Beneficial Ownership Limit.

c)             Open Market Sales. Notwithstanding anything to the contrary herein, and without limiting the terms hereof, the Parties agree that the Investor shall have the right, but not the obligation, at its sole discretion, to sell any or all of the Shares in the open market at any time. Upon any such sale, the Company shall be paid from the Escrow Account (as defined herein) the then-current Reset Price per Share sold by Investor, and Investor shall (i) retain the remaining proceeds from the sale of the Shares and (ii) be paid from the Escrow Account an amount in cash equal to the product of (A) the number of Shares sold by Investor multiplied by (B) the difference of (I) the Shares Purchase Price minus (C) the Reset Price, with such payments from the Escrow Account to be made pursuant to Section 4(e) hereof.

d)             Limited Transfer/Assignment/Syndication Rights. WAV acknowledges and agrees that, prior to the Put Date, the Investor shall not, at any time, hold Shares that would cause them to exceed the Beneficial Ownership Limit, and in any such case, shall be permitted to accelerate the Put Date with respect to only those Shares that would have otherwise caused them to exceed the Beneficial Ownership Limit. Further, throughout the term of this Agreement, the Investor shall be permitted to engage in limited transfers or assignments of Shares to controlled affiliates or to other funds or entities under Common Control with the original Investor (any such transfer, a “Permitted Transfer”); provided, however, that prior to engaging in any such Permitted Transfer, the Investor shall have delivered to the Company a joinder to this Agreement in form and substance acceptable to the Company and any such other documents as may be reasonably requested by the Company to evidence such new holder’s compliance with and agreement to be bound hereby; and provided, further that in no event shall any such Permitted Transfer relieve Investor from its duties and obligations hereunder with respect to the Shares not so transferred.

e)	Escrow.

i)               Simultaneously with the BC Closing, WAV shall transfer, for good and valuable consideration, the receipt, sufficiency and adequacy of which WAV hereby acknowledges, into an escrow account for the benefit of the Investor (the “Escrow Account”) with American Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of a customary written escrow agreement (the “Escrow Agreement”) to be entered into on or prior to the BC Closing, an amount equal to the Shares Purchase Price multiplied by the number of Shares held by the Investor as of the closing of the Business Combination (the “Escrowed Funds”).

ii)                  The Escrow Agreement shall irrevocably cause the Escrow Agent to release from the Escrow Account the aggregate Shares Purchase Price in accordance with Section 1 on the Put Date, and the additional payments to be made to the Investor in accordance with Section 4(e)(iii)(b) and to the Company in accordance with Section 4(e)(iii)(a) and (iv), if applicable.

iii)            Within three (3) Business Days upon receipt by the Escrow Agent and the Company of written notice that Investor has sold Shares as provided in Section 4(c), the Escrow Agent (a) will release to the Company for the Company’s use without restriction an aggregate cash amount equal to (x) the number of Shares sold multiplied by

(z) the Reset Price at the time of such sale, and (b) shall release to such Investor an amount in cash equal to the product of (I) the number of Shares sold in the open market as provided in Section 4(c) multiplied by (II) the difference of (A) the Shares Purchase Price minus (B) the Reset Price.

iv)            In the event that Investor elects not to sell to the Company any Shares held by such Investor on the Put Date by such Investor delivering a written notice to the Company on behalf of itself stating such Investor’s intention not to sell any Shares to the Company, the Company may promptly issue instructions to the Escrow Agent to release from the Escrow Account to the Company for the Company’s use without restriction an amount equal to (x) Shares Purchase Price multiplied by (y) the number of Shares such Investor so elects not to sell to the Company.

f)              Notification. WAV shall promptly notify the Investor of the occurrence of any event that would make any of the representations and warranties of WAV set forth in Section 3 untrue or incorrect at any time between the date of this Agreement and the Put Date.

g)             Security Agreement in Escrow Account. To secure the obligations of WAV and the Company under this Agreement, effective as of the Business Day immediately following the date of the BC Closing, WAV and the Company each grant to the Investor a security interest in, and lien on, all right, title, and interest of WAV and the Company in and to the Escrow Account in respect of all funds required to satisfy WAV’s and the Company’s obligations hereunder, the Escrow Agreement, all rights related thereto, and all proceeds, products, and profits of the foregoing. In the event of a default by WAV or the Company under this Agreement or the Escrow Agreement, then, in addition to any other rights the Investor may have under this Agreement, the Escrow Agreement, and applicable law, the Investor shall also have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York. WAV and the Company shall use commercially reasonable efforts to prepare and file such UCC financing statements or other documents as reasonably directed by the Investor with respect to their security interests (but in any event at no time prior to consummation of the Business Combination).

h)             Indemnification. WAV and any succeeding entities (referred to as the “Indemnitor”) agrees to indemnify the Investor and their affiliates and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all Damages (as defined below), which the Indemnitees may suffer or incur by reason of any inquiry (whether voluntary or otherwise), action, claim or proceeding, in each case, brought by the Commission, any governmental agencies, a securities holder of WAV or the Company, subscriber for securities or third party creditor of WAV, the Company or any of their respective subsidiaries, arising out of, in connection with, or relating to, the execution or delivery of this Agreement, the performance by WAV of its obligations under this Agreement (which shall include an obligation of WAV to provide advanced notice to the Investor upon any repurchase of shares of Common Stock after the BC Closing (a “Repurchase Notice”), any breach of any covenant or representation made by WAV in this Agreement, regulatory filings made by WAV related to the Agreement (other than as relates to any information provided by or on behalf of Investor or their affiliates), or the consummation by WAV of the transactions contemplated hereby, any consequences therefrom or asserting that the Investor are not entitled to receive the aggregate Share Purchase Price or such other amount as they are entitled to receive pursuant to Section 1(a) or Section (4)(e)(iii)(b) of this Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee. If for any reason the foregoing indemnification is unavailable to any Indemnitee or insufficient to hold harmless any Indemnitee, then WAV shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnitee as a result of such loss, claim, damage or liability. Notwithstanding the foregoing, WAV shall not be responsible, or be required to indemnify the Investor in any respect, for Damages suffered or incurred by reason of any action (or inaction) in connection with Investor’s required disclosure of (or failure to disclose) any information by or with respect to the Investor or any other Indemnitees in connection with entering into this Agreement or the Indemnitees’ participation in any respect in the transactions that are the subject matter hereof, including, without limitation, any regulatory filings made by Investor or any Indemnitee (other than as relates to any information provided by or on behalf of WAV or the Company, including without limitation any failure by WAV to provide a Repurchase Notice) in connection herewith or any other matter with regard to which the Indemnitor has no direct knowledge or information with reasonable inquiry.

i)              Change in Law. If, at any time after the date hereof until the termination of this Agreement, (i) due to the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) due to the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), a Party to this Agreement determines in good faith that (x) it has become illegal to hold, acquire or dispose of any Shares or (y) it will incur a materially increased cost in performing its obligations under this Agreement (including, without limitation, due to any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position), then such Party may elect to terminate this Agreement by providing written notice at least five (5) Business Days in advance of such termination, which termination shall have the effect of accelerating the Put Date to the date of termination and which put rights shall survive the termination of this Agreement.

j)               Adjustments for Stock Splits, Recharacterization or Reclassification. Upon the occurrence of any pro-rata stock split, subdivision, consolidation, recharacterization or reclassification of the Shares (unless resulting in a Merger Event), this Agreement shall automatically be modified in good faith and in a commercially reasonable manner to arithmetically account for any such event.

k)             Merger Event. Upon the occurrence of any (i) reclassification or change to the Shares resulting in a transfer of or an irrevocable commitment to transfer all of the Shares outstanding to another entity or person, (ii) consolidation, amalgamation, merger or binding share exchange of the issuer of the Shares into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in in which the issuer of the Shares is the continuing entity and which does not result in a reclassification or change of all such Shares outstanding), (iii) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain 100% of the outstanding Shares that results in a transfer or an irrevocable commitment to transfer all such Shares (other than such Shares owned or controlled by such other entity or person), or (iv) consolidation, amalgamation, merger or binding share exchange of the issuer of the Shares or its subsidiaries with or into another entity in which the issuer of the Shares is the continuing entity and which does not result in a reclassification or change of all such Shares outstanding but results in the outstanding Shares (other than Shares owned or controlled by such other entity) immediately prior to such event representing less than 50% of the outstanding Shares immediately following such event (collectively, a “Merger Event”), in each case excluding the Business Combination, then the Company may elect, by providing written notice to the Investor, to terminate this Agreement as of the fifth Business Day following the date of such Merger Event, which termination shall have the effect of accelerating the Put Date to the date of termination and which put rights shall survive the termination of this Agreement.

5)	Termination.

a)	This Agreement may be terminated as follows:

i)               at any time by mutual written consent of WAV, on the one hand, and the Investor, on the other hand;

ii)              at the election of the Investor if (a) the Business Combination fails to close by June 30, 2023 or (b) the Business Combination Agreement is terminated pursuant to its terms prior to the closing of the Business Combination;

iii)             at the election of the Investor should the Shares cease to be listed on a Qualified Exchange or upon the filing of a Form 25 by WAV relating to the Common Stock;

iv)             at the election of the Investor should a Material Adverse Change occur (as defined herein);

v)              automatically, if WAV is dissolved or liquidated, in which case Investor shall be permitted to redeem all Shares pursuant to the redemption rights under WAV’s Current Charter; or

vi)            at the election of the Investor if the Escrow Agreement has not been fully executed by all parties thereto on or prior to the BC Closing.

b)             Subject to payments due pursuant to Section 5(c), which shall survive any termination of this Agreement, in the event of termination in accordance with this Section 5, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Investor, WAV, or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and, except as otherwise provided in this Agreement and all rights and obligations of each Party shall immediately cease; provided, however, that nothing contained in this Section 5 shall relieve any Party from liabilities or Damages arising out of any actual fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement prior to termination of this Agreement; and provided, further, that any such termination shall have the effect of accelerating the Put Date to the date of termination, which put rights shall survive the termination of this Agreement.

c)              In the event that this Agreement is terminated for any reason pursuant to this Section 5: all attorney fees and other reasonable expenses related thereto incurred by Investor or their affiliates in connection with this Transaction. WAV and Cycurion shall be jointly and severally liable for any attorney fees and expenses payable hereunder.

6)	General Provisions.

a)              Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All notices and other communications sent to a Party shall be sent to the e-mail address or address as set forth on the signature page of such Party hereto, or to such e-mail address or address as subsequently modified by written notice given by such Party in accordance with this Section 6(a).

b)              No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Transactions. Investor agrees to indemnify and to hold harmless WAV from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which the Investor, or any of their respective officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity. WAV agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which WAV or any of its officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity.

c)              Survival. All of the representations and warranties and indemnifications contained herein shall survive the Put Date and any termination of this Agreement.

d)             Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or to the Transactions.

e)             Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

f)              Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the each of the other Parties.

g)             Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Agreement.

h)             Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

i)               Governing Law; Jurisdiction. This Agreement, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity and interpretation of this Agreement, shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

j)              MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

k)             Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of all Parties.

l)              Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that, if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

m)             Expenses. WAV shall pay the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Investor as agreed by the Parties within 10 business days upon receipt of itemized invoices from Investor. WAV shall also pay all fees and expenses in connection with establishing and maintaining the Escrow Account.

n)             Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in New York are obligated by any applicable law to close. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

o)             Waiver. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

p)             Limitation on Liability. Prior to the consummation of the Business Combination, this Agreement, and the ability of Investor to recover any remedy for any Damages pursuant or in connection with this Agreement shall be limited and subject entirely, in all respects, to the waiver against trust provisions set forth in Schedule 6(p) hereto.

q)              Specific Performance. Each Party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any other Party in accordance with the terms hereof and that the other Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

r)               Rule 10b5-1.

i)               The Company represents and warrants to the Investor that Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and the Company represents and warrants to the Investor that the Company has not entered into or altered, and agrees that the Company will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. The Company acknowledges that it is the intent of the parties that this Agreement comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).

ii)              The Company agrees that it will not seek to control or influence the Investor’ decision to make any “purchases or sales” (within the meaning of Rule 10b5- 1(c)(1)(i)(B)(3)) under this Agreement, including, without limitation, the Investor’ decision to enter into any hedging transactions. The Investor represent and warrant that they have consulted with their own advisors as to the legal aspects of its adoption and implementation of this Agreement under Rule 10b5-1.

iii)                The Company acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be affected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which the Company or any officer, director, manager or similar person of the Company is aware of any material nonpublic information regarding the Company or the Shares.

7)	Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

a)	Beneficial Ownership Limit. Means, with respect to Investor, 9.99% of the number of shares of Common Stock outstanding.

b)	Common Control. Means a condition where two or more persons, either through ownership, management, contract, or otherwise, are under the control of one group or person.

c)	Current Charter. Means the Amended and Restated Certificate of Incorporation of WAV as amended, supplemented or amended and restated and in effect from time to time or as of each relevant time.

d)	Damages. Means loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket expenses and reasonable and documented outside counsel fees as they are incurred in relation to actions (or inactions) of a party or parties, as applicable.

e)	Material Adverse Change. Means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had a materially adverse effect on the business, assets, financial condition or results of operations of WAV and its subsidiaries, taken as a whole; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Material Adverse Change pursuant has occurred: (i) acts of war (whether or not declared), sabotage, military or para-military actions or terrorism, or any escalation or worsening of any such acts, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization or any other reputable third party organization (including the COVID-19 virus) or other natural or man- made disasters; (iii) changes attributable to the public announcement or pendency of the transactions contemplated herein (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities); (iv) changes or proposed changes in law, regulations or interpretations thereof or decisions by courts or any governmental authority; (v) changes or proposed changes in GAAP (or any interpretation thereof); (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which WAV operates; (viii) any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure (unless otherwise excluded by the other clauses of this proviso) has resulted in a Material Adverse Change; or (ix) any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms hereof; provided, however, that if a change or effect related to clause (ii) or clauses (iv) through (vii) disproportionately adversely affects WAV and its subsidiaries, taken as a whole, compared to other persons operating in the same industry as WAV, then such disproportionate impact may be taken into account in determining whether a Material Adverse Change has occurred.

f)	Public Stockholders. Means holders of Common Stock underlying the units sold in WAV’s initial public offering, including any overallotment securities acquired by WAV’s underwriters.

g)	Qualified Exchange. Means the New York Stock Exchange or the Nasdaq Stock Market.

h)	Reset Price. The Reset Price for each sale pursuant to Section 4(c) immediately following the BC Closing, the Reset Price shall initially equal $8.00. The Reset Price shall be adjusted first on the one month anniversary of the BC Closing, and then every three month anniversary of the most recent reset date (each such date, a “Reset Date”) to be the lowest of (a) the then-current Reset Price, (b) $8.00 and (c) an amount equal to the product of (i) 1.05 multiplied by (ii) the VWAP Price of the last five (5) trading days immediately preceding the applicable Reset Date, but not lower than $2.00; provided, however, that if WAV or the Company offers and sells or issues any shares or debt or securities that are convertible into or exchangeable or exercisable for shares (including, but not limited to, any equity line of credit or similar facility determined based on the per share price of any draw by WAV on such facility (with notice of any such draw to be provided to Investor within one (1) business day of such draw), and excluding securities issued or issuable as merger consideration in connection with the Business Combination Agreement, with such exclusion applicable only to the extent the terms and related agreements are not amended with respect to such securities), at a price lower than, or upon any conversion or exchange or exercise price of currently outstanding or future issuances of any securities convertible or exchangeable or exercisable for shares (other than any incentive equity outstanding immediately following the closing of the Business Combination, with such exclusion applicable only to the extent the terms and related agreements are not amended with respect to such securities) being equal to a price lower than, the then-current Reset Price (the “Offering Price”), then immediately after such event, the Reset Price shall be further reduced to equal the Offering Price.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement to be effective as of the date first set forth above.

INVESTOR:

ALPHA CAPITAL ANSTALT

By:

Name: Nicola Feuerstein

Title:

Address for Notices:

[Signature Page to Forward Share Purchase Agreement]

WAV:

WESTERN ACQUISITION VENTURES CORP.

By:

Name:

Title:

Address for Notices:

CYCURION:

CYCURION, INC.

By:	/s/ Emmit McHenry

Name: Emmit McHenry

Title: CEO

Address for Notices:

1749 Old Meadow Road

Suite 500

McLean, VA 22102

[Signature Page to Forward Share Purchase Agreement]

Schedule 6(p)

The Investor hereby represents and warrants that it has read the final prospectus of WAV, dated as of January 11, 2022 and filed with the SEC on January 12, 2022 (File No. 333- 260384) (the “IPO Prospectus”) and understands that WAV has established the trust account with the proceeds from the IPO in accordance with the IPO Prospectus (the “Trust Account”) containing the proceeds of WAV initial public offering (the “IPO”) and the overallotment shares acquired by WAV’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of WAV’s public stockholders (including overallotment shares acquired by WAV underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, WAV may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Common Stock in connection with the consummation of its initial business combination or in connection with an amendment to WAV’s organizational documents to extend WAV’s deadline to consummate its initial business combination, (b) to the Public Stockholders if WAV fails to consummate its initial business combination within the timeline set forth in WAV’s organizational documents, subject to extension by amendment to WAV’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, and (d) to WAV after or concurrently with the consummation of its initial business combination. For and in consideration of WAV entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Investor hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Investor nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between WAV or any of its representatives, on the one hand, and the Investor or any of its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Investor on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Investor or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with WAV or its representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with WAV or its affiliates). The Investor agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by WAV and its affiliates to induce WAV to enter in this Agreement, and the Investor further intends and understands such waiver to be valid, binding and enforceable against the Investor and each of its affiliates under applicable law. To the extent that the Investor or any of its affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to WAV or its representatives, which proceeding seeks, in whole or in part, monetary relief against WAV or its representatives, the Investor hereby acknowledges and agrees that its and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Investor or any of its affiliates (or any person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Investor or any of its affiliates commences action based upon, in connection with, relating to or arising out of any matter relating to WAV or its representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, WAV and its representatives, as applicable, shall be entitled to recover from the Investor and its affiliates, as applicable, the associated legal fees and costs in connection with any such action, in the event WAV or its representatives, as applicable, prevails in such action. This paragraph shall survive termination of this Agreement for any reason and continue indefinitely. Notwithstanding the foregoing, (a) nothing herein shall serve to limit or prohibit the Investor’s right to pursue a claim against WAV for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief (but excluding (i) restitution, disgorgement or other equitable relief to the extent affecting funds in the Trust Account or (ii) funds released from the Trust Account to the Public Stockholders or any assets purchased or acquired with such funds) in connection with the consummation of the transactions contemplated hereby (including a claim for WAV to specifically perform its obligations under this Agreement) so long as such claim would not affect WAV’s ability to fulfill its obligation to effectuate the Redemptions, and (b) nothing herein shall serve to limit or prohibit any claims that the Investor may have in the future against WAV’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds, but excluding distributions to Public Stockholders).